UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 8, 2006 (June 2, 2006)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: 214-981-5000
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 2, 2006, the Compensation and Management Development Committee of the Board of Directors of Centex Corporation, a Nevada corporation (the “Corporation”), approved the Centex Corporation Executive Severance Policy (the “Company Severance Policy”), to provide certain executives of the Corporation who are in a position to contribute materially to the success of the Corporation with severance benefits if they are involuntarily separated from employment.
     Persons eligible for severance benefits under the Company Severance Policy include the executive officers of the Corporation, the chief executive officers of the Corporation’s operating units and certain other executives and key employees, provided the person has been employed by the Corporation or a subsidiary for a minimum of 12 months. The Company Severance Policy provides the following benefits to eligible participants (each a “participant”) who are involuntarily separated from employment other than for cause, death, disability, retirement or resignation (except a resignation for good reason):
     • cash severance pay consisting of an amount (the “Termination Payment”) equal to a multiple (either 2x, 1.5x or 1x) of the sum of the participant’s base salary plus target cash bonus (as defined below), as reduced for certain amounts paid or awarded to the participant as a result of any change in control of the Corporation within the one-year period prior to the separation; provided, however, that the Termination Payment shall not exceed the 2.99x limit described below;
     • accelerated vesting of the participant’s long-term incentive awards that would otherwise have vested during a specified period (either 2 years, 1.5 years or 1 year) after separation; and
     • limited outplacement services for the participant.
     As used in the Company Severance Policy, the term “target cash bonus” means the target cash bonus (or, if no target amount has been set, base plan cash bonus) for the participant for the fiscal year in which the separation occurs, or, if no amount has been set for such fiscal year, the participant’s cash bonus for the prior fiscal year. The multiple used to determine a participant’s Termination Payment, and the specified period applicable to a participant for the accelerated vesting of the participant’s long-term incentive awards, depend on the participant’s level as an executive as assigned to the participant under the Policy.

     In no event will the Termination Payment under the Company Severance Policy exceed 2.99 times the sum of the participant’s current base salary and the amount of the total incentive compensation paid or awarded to the participant for the prior fiscal year.
     The Company Severance Policy is administered by the chief executive officer of the Corporation. The chief executive officer must receive approval from the Compensation Committee to authorize severance benefits outside the terms of the Company Severance Policy to participants covered by the Policy in the context of a termination of employment.
     To receive benefits under the Company Severance Policy, a participant must execute a separation agreement in a form prepared by the Corporation, and agree to confidentiality and nonsolicitation covenants. An executive who is entitled to severance benefits under a separate written agreement with the Corporation approved by the Compensation Committee is not eligible for severance benefits under the Company Severance Policy, unless otherwise approved by the Committee. Change of control agreements with executive officers and key employees will not affect the eligibility of an executive to receive benefits under the Company Severance Policy. In addition, the payment of severance benefits to a participant under the Company Severance Policy will not affect the eligibility of the executive to receive incentive compensation for a prior fiscal year if the executive was employed by the Corporation on the last day of such fiscal year.
     The above description of the Company Severance Policy does not purport to be complete and is qualified in its entirety by reference to the Company Severance Policy, which is being filed as Exhibit 10.1 to this Report and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.02(b)
     On February 23, 2006, the Corporation announced that Mr. Leldon E. Echols will leave his position as Executive Vice President and Chief Financial Officer of the Corporation, and that his employment by the Company will terminate, effective June 30, 2006. On June 2, 2006, coincident with the appointment of Mark D. Kemp as interim Chief Financial Officer, Mr. Echols resigned as Chief Financial Officer of the Corporation. Mr. Echols will remain an Executive Vice President and employee of the Corporation until June 30, 2006, during which time he will assist the interim Chief Financial Officer with his responsibilities. As a result of the change in Mr. Echols’ duties and responsibilities, Mr. Echols will no longer be an executive officer of the Corporation. The Corporation is continuing its search for a new Chief Financial Officer to serve on a permanent basis.
Item 5.02(c)
     On June 2, 2006, Mark D. Kemp was appointed interim Chief Financial Officer of the Corporation. Mr. Kemp, age 44, is currently an executive officer and Senior Vice President — Controller of the Corporation, a position he has held since September 2004, and which he will continue to hold until the election of a permanent Chief Financial Officer, or his earlier death, resignation or removal. From December 2002 until September 2004, Mr. Kemp was Vice President — Controller for the Corporation. From December 1983 to August 2002, Mr. Kemp was employed by Arthur Andersen LLP, most recently as an audit partner.
     In connection with Mr. Kemp’s appointment as interim Chief Financial Officer of the Corporation, Mr. Kemp was awarded 35,000 options to purchase shares of common stock of the Corporation at an exercise price equal to the fair market value on the date of grant ($49.04). The options will vest 33-1/3% on each of June 1, 2007, June 1, 2008 and June 1, 2009 and will expire 7 years after date of grant. Mr. Kemp is anticipated to enter into a standard nonsolicitation and non-compete agreement for the period of his employment and for up to two years thereafter. No other changes were made to the terms of his compensation or employment as a result of his appointment as interim Chief Financial Officer. Mr. Kemp does not have an employment agreement with the Corporation but is entitled to short-term and long-term incentive compensation for fiscal year 2007 like other executive officers of the Corporation, as described in Item 1.01 of the Corporation’s Current Report on Form 8-K filed on May 16, 2006. Also, as previously disclosed on February 14, 2006, Mr. Kemp executed a change of control agreement with the Corporation.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed with this Report.

Exhibit
Number	Description
10.1	Centex Corporation Executive Severance Policy

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
	By:	/s/ James R. Peacock III
		Name:	James R. Peacock III
Date: June 8, 2006		Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Centex Corporation Executive Severance Policy